UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

MBT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Securities.

As previously disclosed, on December 23, 2013, MBT Financial Corp. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with Castle Creek Capital Partners IV, LP, an affiliate of Castle Creek Capital (“Castle Creek”), and Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, “Patriot” and, collectively with Castle Creek, the “Investors”) pursuant to which the Investors agreed to invest in private placement transactions an aggregate of $14.0 million in the Company in exchange for 3,294,118 newly issued shares of the Company’s no par value common stock (the “Common Stock”). On December 23, 2013 the Company received $7.00 million through the issuance and sale of 1,647,059 shares of Common Stock to Patriot, and $4.25 million through the issuance and sale of 1,000,000 shares of Common Stock to Castle Creek on December 23, 2013.

On March 3, 2014 the Company closed on the sale of the remaining 647,059 shares of its Common Stock to Castle Creek under the terms of its respective Purchase Agreement at $4.25 per share or $2,750,000.75. The sale was completed in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Donnelly Penman & Partners, the placement agent for the private placement, was paid $675,000 in connection with the previous closing on the sale of 2,647,059 shares of the Company’s Common Stock that took place on December 23, 2013 at $4.25 per share and will be paid an additional $165,000 in connection with the closing on the sale of 647,059 shares of the Company’s Common Stock on March 3, 2014 at $4.25 per share.

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Corporate Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

Forward-Looking Statements

Certain statements contained in this current report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements including, among others, any failure to satisfy all closing conditions for the transactions discussed herein and any resulting inability to complete the issuance and sale of shares of Common Stock in the manner intended.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 3.02 concerning the sale of the Company’s shares of Common Stock to Castle Creek pursuant to the terms of its respective Purchase Agreement is incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Securities Purchase Agreement dated December 23, 2013 with Castle Creek Capital Partners IV, LP (“Castle Creek”), previously filed on Form 8-K filed on December 23, 2013.

10.2	Securities Purchase Agreement dated December 23, 2013 with Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P, previously filed on Form 8-K filed on December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: March 3, 2014	By:	/s/ John L. Skibski
John L. Skibski Executive Vice President and Chief Financial Officer